EXHIBIT 99.1

Tandy Brands Reports Fiscal 2012 Third Quarter Earnings Results

  Third quarter net sales down 16%
  Third quarter results include $0.9 million bad debt provision
  Year to date adjusted net income improves by $4.7 million
  First nine months cash flow from operations up $21.3 million

DALLAS, May 14, 2012 (GLOBE NEWSWIRE) -- Tandy Brands Accessories, Inc. (Nasdaq:TBAC) today reported financial results for its third quarter and nine-month periods ended March 31, 2012.

Net sales for the third quarter were $23.9 million, a decrease of $4.5 million versus the prior year third quarter. Net sales in the accessories segment were $22.2 million for the third quarter, a decline of $4.7 million from the similar quarter in fiscal 2011. The decline reported in the accessories segment net sales was a result of lower sales in exited product categories and a reduction in Spring load-ins resulting from increased share gains in the prior year at a major customer.

Third quarter fiscal 2012 gross margin as a percentage of net sales improved 60 basis points to 31.7 percent, compared to 31.1 percent in the third quarter of fiscal 2011. The increase in gross margin percentage over the prior year period was driven by lower customer deductions in both the accessories and gifts segments and improved mix from lower sales of exited product categories in the accessories segment.

"Our top-line and gross margins for the third quarter were in line with what we expected. Last year we had an opportunity for a significant roll-out of belts to a major customer to set retail space we secured," said Rod McGeachy, President and Chief Executive Officer of Tandy Brands. "Today, our share remains constant and we continue realizing replenishment revenues from that retail space."

Total selling, general and administrative (SG&A) expense for the third quarter of fiscal 2012 improved by $1.1 million over the prior year period to $9.8 million. This 10 percent improvement was due to savings initiatives in labor, facilities and distribution costs. This reduction was offset by higher bad debt provisions ($0.9 million), investments in new licenses ($0.2 million) and facilities consolidation costs ($0.2 million) which are not expected to repeat in future periods.

For the third quarter, the Company reported net loss of $3.1 million, or $0.43 per diluted share, compared to net loss of $3.1 million, or $0.44 per diluted share, in the prior year period. Adjusted net loss improved $0.6 million to $1.7 million compared to adjusted net loss of $2.3 million in the prior year third quarter.

"We made tough, but critical moves in the second half of fiscal 2011 from which we are realizing the benefits," said McGeachy. "Those cost saving initiatives drove the reduction in SG&A, an uptick in gross margin percentage, and a bottom-line improvement. We will continue executing our cost saving initiatives while we focus on profitable growth."

Nine-Month Results

Net sales for the nine-month period ended March 31, 2012 were $96.0 million compared to net sales of $100.5 million reported in the prior year period. The gifts segment's net sales increased by $8.5 million, or 40%, over prior period due to increased sales under the totes® and Eddie Bauer® licenses primarily during holiday 2011. The accessories segment net sales declined $13.0 million, or 16%, over prior period driven by the planned exit of unprofitable product categories during the prior year, lower replenishment rates in the first half at a major customer, and not repeating certain Spring load-ins.

Gross margin as a percentage of net sales was 32.0% in the first nine months of fiscal 2012, down from 33.1% in the first nine months of fiscal 2011. For the first nine months of fiscal 2012, gross margin for the accessories segment improved 110 basis points to 33.9% driven by lower sales in less profitable exited product categories and improved customer deductions, and gross margin for the gifts segment declined 640 basis points to 27.9%. A change in the sales mix of the gifts segment including increased sales to higher volume, lower margin customers, higher materials and freight costs, and more customer-direct shipments were the drivers of the decrease in gross margin as a percent of net sales.

Total SG&A expense for the nine-month period improved $6.1 million to $29.2 million in fiscal 2012 due to decreases in labor, facilities, distribution costs, and professional services. This decline was offset partially by higher bad debt provisions ($0.9 million), investments in new licenses ($0.6 million) and facilities consolidation costs ($0.2 million) which are not expected to repeat in future periods.

The Company reported net loss of $1.4 million, or $0.20 per diluted share, compared to a net loss of $5.0 million, or a loss of $0.72 per diluted share, in the prior year period. Adjusted EBITDA improved by $4.6 million to $3.2 million over the prior year period.

"We are pleased with our bottom-line improvement over prior year which was driven by our cost saving initiatives," said McGeachy. "We have spent this year primarily focused on our growth initiatives such as landing new licenses. We expect shareholders to benefit from meaningful growth to come in fiscal 2013."

Financial Position

Net cash provided by operating activities was $21.3 million higher than the first nine months of fiscal 2011 due to a $4.6 million improvement in adjusted EBITDA, faster collections on receivables, lower inventory levels, and lower funding of accounts payable and accrued expenses.

Net cash used by financing activities was $18.7 million higher than the first nine months of fiscal 2011 primarily driven by using cash flow from operations to pay down the credit facility. The balance on the credit facility was $7.6 million on March 31, 2012, a decline of $12.4 million over the prior year same period. As of March 31, 2012 the Company reported net working capital of $22.8 million.

 "We will continue to focus on accelerating our cash cycle, making prudent investment decisions with our cash and reducing overall debt," said McGeachy.

Outlook

The Company estimates fiscal 2012 results to be a net loss of $2.7 million to $1.5 million, or $(0.38) to $(0.21) per diluted share.

"I am not pleased with a net loss in fiscal 2012, however, the net loss was largely a result of investments in new licenses and the unexpected bad debt provision and I am confident in our future and our ability to deliver meaningful returns to shareholders in fiscal 2013," said McGeachy.

"We have received excellent feedback from retailers and consumers on our products developed under recent licensing wins," said McGeachy. "These products include Miss Me® belts; Sperry Top-Sider® belts, shoulder bags, and small leather goods; Elie Tahari® belts; and The Sharper Image® gift products. Our strategy remains to maintain our existing product portfolio while executing growth expected from these new licenses."

"Furthermore, I am pleased to announce that we recently amended our license agreement with Eddie Bauer® to also add the rights to license and market belts and small leather goods under our accessories category," said McGeachy. "We are excited by the opportunities this great brand, along with our strong relationship with the Eddie Bauer team, will bring to our accessories segment in the upcoming year."

 "We are currently receiving commitments for holiday 2012 from our retail partners," said McGeachy. "We are confident that we can deliver improvement in future profitability. Our strategy will remain to make rational investments to grow the top-line and continue to improve our cost structure."

About Tandy Brands

Tandy Brands is a leading designer and marketer of branded men's, women's and children's accessories, including belts, gifts and small leather goods. Merchandise is marketed under various national as well as private brand names through all major retail distribution channels.

Safe Harbor Language

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company has based these forward-looking statements on its current expectations about future events, estimates and projections about the industry in which it operates. Forward-looking statements are not guarantees of future performance. Actual results may differ materially from those suggested by these forward-looking statements as a result of a number of known and unknown risks and uncertainties that are difficult to predict, including, without limitation, general economic and business conditions, competition in the accessories and gifts markets, acceptance of the Company's product offerings and designs, issues relating to distribution, the termination or non-renewal of any material licenses, the Company's ability to maintain proper inventory levels, and a significant decrease in business from or loss of any major customers or programs. Those and other risks are more fully described in the Company's filings with the Securities and Exchange Commission. The forward-looking statements included in this release are made only as of the date hereof. Except as required under federal securities laws and the rules and regulations of the United States Securities and Exchange Commission, the Company does not undertake, and specifically declines, any obligation to update any of these statements or to publicly announce the results of any revisions to any forward-looking statements after the distribution of this release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Tandy Brands Accessories, Inc. And Subsidiaries
Unaudited Consolidated Statements Of Operations
(in thousands except per share amounts)

	Three Months Ended		Nine Months Ended
	March 31		March 31
	2012	2011	2012	2011
Net sales	$ 23,862	$ 28,406	$ 96,039	$100,541
Cost of goods sold	16,288	19,560	65,285	67,251
Gross margin	7,574	8,846	30,754	33,290
Selling, general and administrative expenses	9,817	10,912	29,234	35,369
Depreciation and amortization	549	646	1,699	1,937
Acquisition related costs	--	--	--	50
Total operating expenses	10,366	11,558	30,933	37,356
Operating loss	(2,792)	(2,712)	(179)	(4,066)
Interest expense	(207)	(209)	(956)	(680)
Other income (expense)	(2)	1	(13)	156
Loss before income taxes	(3,001)	(2,920)	(1,148)	(4,590)
Income tax expense	64	155	266	452
Net loss	$ (3,065)	$ (3,075)	$ (1,414)	$ (5,042)
Loss per common share	$ (0.43)	$ (0.44)	$ (0.20)	$ (0.72)
Loss per common share assuming dilution	$ (0.43)	$ (0.44)	$ (0.20)	$ (0.72)
Weighted average common shares outstanding	7,074	6,972	7,074	6,970
Weighted average common shares outstanding assuming dilution	7,074	6,972	7,074	6,970

Tandy Brands Accessories, Inc. And Subsidiaries
Unaudited Consolidated Balance Sheets
(in thousands)

	March 31	June 30	March 31
	2012	2011	2011
Assets
Current assets:
Cash and cash equivalents	$ 287	$ 414	$ 283
Restricted cash	--	1,450	1,443
Accounts receivable	7,881	14,286	18,886
Inventories	26,894	28,945	35,781
Other current assets	3,508	8,073	3,596
Total current assets	38,570	53,168	59,989
Property and equipment, net	5,719	6,525	6,753
Other assets:
Intangibles	4,311	4,936	5,152
Other assets	929	790	781
Total other assets	5,240	5,726	5,933
	$49,529	$65,419	$72,675
Liabilities And Stockholders' Equity
Current liabilities:
Accounts payable	$ 5,326	$ 8,145	$ 5,986
Accrued compensation	1,361	1,900	1,697
Accrued expenses	1,534	2,267	1,740
Credit facility	7,563	17,935	19,942
Total current liabilities	15,784	30,247	29,365
Other liabilities	4,433	4,243	4,084
Stockholders' equity:
Preferred stock, $1.00 par value, 1,000 shares authorized, none issued	--	--	--
Common stock, $1.00 par value, 10,000 shares authorized, 7,075 shares,
7,075 shares and 6,972 shares issued and outstanding, respectively	7,075	7,075	6,972
Additional paid-in capital	34,141	34,119	34,193
Accumulated deficit	(13,732)	(12,318)	(3,884)
Other comprehensive income	1,828	2,053	1,945
Total stockholders' equity	29,312	30,929	39,226
	$49,529	$65,419	$72,675
Tandy Brands Accessories, Inc. And Subsidiaries
Unaudited Consolidated Statements Of Cash Flows
(in thousands)

	Nine Months Ended
	March 31
	2012	2011
Cash flows provided (used) by operating activities:
Net loss	$ (1,414)	$ (5,042)
Adjustments to reconcile net loss to net
cash provided (used) by operating activities:
Deferred income taxes	54	54
Doubtful accounts receivable provision	907	324
Depreciation and amortization	1,889	2,118
Stock compensation expense	72	(68)
Amortization of debt costs	168	52
Other	(5)	(116)
Changes in assets and liabilities:
Accounts receivable	5,470	(525)
Inventories	1,946	(4,118)
Other assets	4,018	3,166
Accounts payable	(3,221)	(7,314)
Accrued expenses	(1,132)	(1,083)
Net cash provided (used) by operating activities	8,752	(12,552)
Cash flows provided (used) by investing activities:
Acquisition	--	(245)
Purchases of property and equipment	(495)	(736)
Sales of property and equipment	191	2,778
Net cash provided (used) by investing activities	(304)	1,797
Cash flows provided (used) by financing activities:
Change in cash overdrafts	414	(265)
Change in restricted cash	1,447	--
Net borrowings (repayments) under credit facility	(10,369)	10,474
Net cash provided (used) by financing activities	(8,508)	10,209
Effect of exchange-rate changes on cash and cash equivalents	(67)	(1)
Net decrease in cash and cash equivalents	(127)	(547)
Cash and cash equivalents beginning of year	414	830
Cash and cash equivalents end of period	$ 287	$ 283

Tandy Brands Accessories, Inc. And Subsidiaries
Unaudited Non-GAAP Disclosures
(in thousands except per share amounts)

Our adjusted EBITDA, a non-GAAP measurement, is defined as net income (loss) before interest, taxes, depreciation and amortization, and certain acquisition-related and one-time items.  Adjusted EBITDA is presented because we believe it provides useful information about our business activities and also is frequently used by securities analysts, investors, and other interested parties in evaluating a company's performance. Not all companies utilize identical calculations; therefore, our presentation of adjusted EBITDA may not be comparable to other identically titled measures of other companies. EBITDA and adjusted EBITDA have limitations as analytical tools and should not be considered in isolation, or as substitutes for analysis of our results of operations as reported under U.S. generally accepted accounting principles ("GAAP"). The following table reconciles our GAAP net income (loss) to the adjusted EBITDA disclosures.

	Three Months Ended		Nine Months Ended
	March 31		March 31
	2012	2011	2012	2011
Net loss	$(3,065)	$(3,075)	$(1,414)	$(5,042)
Income taxes	64	155	266	452
Interest expense	207	209	956	680
Depreciation and amortization	549	646	1,699	1,937
Other expense (income)	2	(1)	13	(156)
Investment in new licenses	213	--	597	--
Acquisition related costs	--	--	--	50
Bad debt expense	890	295	907	324
Facilities consolidation costs	222	--	222	--
Severances and other restructuring costs	--	411	--	411

Adjusted EBITDA (loss)	$ (918)	$(1,360)	$ 3,246	$(1,344)

We have provided our adjusted net income (loss) disclosure, a non-GAAP measurement, as we believe it is important for our stakeholders to understand the impact of certain items on our statements of operations. The following table reconciles our GAAP net income (loss) to the adjusted net income (loss) disclosure.

	Three Months Ended		Nine Months Ended
	March 31		March 31
	2012	2011	2012	2011
Net loss	$(3,065)	(3,075)	$(1,414)	$(5,042)
Investment in new licenses	213	--	597	--
Acquisition related costs	--	--	--	50
Bad debt expense	890	295	907	324
Facilities consolidation costs	222	--	222	--
Severances and other restructuring costs	--	411	--	411
Write-off unamortized debt costs	--	--	98	--
Adjusted net income (loss)	$(1,740)	$(2,369)	$ 410	$(4,257)
Common shares outstanding assuming dilution	7,074	6,972	7,074	6,970
Adjusted net income (loss) per common share assuming dilution	($0.25)	($0.34)	$0.06	($0.61)
CONTACT: Tandy Brands Accessories, Inc.
         Rod McGeachy
         President and Chief Executive Officer
         214-519-5200

         Investor Relations
         Chuck Talley
         Chief Accounting Officer
         214-519-5200